                                                                    Exhibit 3.5

Registration No: 8355

                    RESORTS INTERNATIONAL (BAHAMAS) 1984 LIMITED

Resolution of the Shareholders of the above-named Company made pursuant to
Article 35 of the Articles of Association of the Company

                                   = = = = =

                    RESOLVED that the name of the Company be changed to "SUN INTERNATIONAL BAHAMAS LIMITED".

                                   CERTIFICATE

                  I, J. BARRIE FARRINGTON        , Secretary of RESORTS
INTERNATIONAL(BAHAMAS) 1984 LIMITED hereby certify the foregoing to be a true and correct copy of a Resolution of the Members of the Company duly passed on the 2nd day of May, A.D. 1994.
                                        IN WITNESS WHEREOF I have here-
                                        unto set my hand and the Common
                                        Seal of the Company this 2nd
                                        day of May, A.D 1994.

                                        /s/ J. Barrie Farrington
                                            --------------------
                                            Secretary

      -------------------------
SEAL  Registrar General's Dept.
          MAY 3 1994
       NASSAU, BAHAMAS
      -------------------------

Registration No. 8355

                  RESORTS INTERNATIONAL (BAHAMAS) 1984 LIMITED

Resolution of the Shareholders of the above-named Company made pursuant to
Article 35 of the Articles of Association of the Company

                                   = = = = =

               RESOLVED that the Capital of the Company be converted to B$5,148.00 divided into 1,800 Ordinary shares of B$2.86 each by amalgamating the existing Classes of Shares (namely, 500 Class "A" shares of B$2.86 each, 400 Class "B" shares of B$2.86 each and 900 Class "C" Non-Voting shares of B$2.86 each) into a single class ranking pari passu in all respects including voting and

               RESOLVED FURTHER that the existing Share Certificates be cancelled on presentation to the Company and replacement Certificates be issued on the basis of One (1) Ordinary Share for each of the existing shares of any Class.


                                   CERTIFICATE

               I. DAVID G. BOWDEN, Secretary of Resorts International (Bahamas) 1984 Limited, hereby certify the foregoing to be a true and correct copy of a Resolution of the Members of the Company duly passed on the 29th day of April, A.D. 1994.

                                            IN WITNESS WHEREOF I have hereunto
                                            set my hand and the Common Seal of
                                            the Company this     day of
                                                              , A.D. 1994.

                                            /s/ David G. Bowden
                                            -------------------
                                                Secretary

      -------------------------
SEAL  Registrar General's Dept.
          MAY 16 1994
       NASSAU, BAHAMAS
      -------------------------

                             PARADISE REALTY LIMITED

     At an Extraordinary General Meeting of the above-named Company held at the Registered Office of the Company, Third Floor, Charlotte House, Charlotte Street, Nassau, Bahamas on the 11th day of July, A.D., 1984, the sub-joined Special Resolution was duly passed, and at a subsequent Extraordinary General Meeting of the said Company held at the same place on the 25th day of July, A.D., 1984, the sub-joined Special Resolution was duly approved, ratified and confirmed.

          RESOLVED that the name of the Company be changed to "RESORTS INTERNATIONAL (BAHAMAS) 1984 LIMITED".

     I, David G. Bowden, Secretary of Paradise Realty Limited, hereby certify that the foregoing is a true copy of a Special Resolution which was duly passed as a Special Resolution at a meeting of the above-named Company held at the Registered Office of the Company, Third Floor, Charlotte House, Charlotte Street, Nassau, Bahamas on the 11th day of July, A.D., 1984 at which meeting all of the members of the Company for the time being entitled, according to the regulations of the Company to vote were present by proxy and that the said Special Resolution was duly confirmed at a meeting of the above-named Company held at the same place on the 25th day of July, A. D., 1984 at which said meeting all of the members of the Company for the time being entitled, according to the regulations of the Company, to vote were present by proxy.


                                               WITNESS WHEREOF I have hereunto
                                               set my  hand and the Common Seal
                                               of the Company this 25th day of
                                               July, A.D., 1984.
                   SEAL


                                                     Sgd.) D.G. Bowden
                                                         Secretary.

                             PARADISE REALTY LIMITED

     At an Extraordinary General Meeting of the above-named Company held at the Registered Office of the Company, Third Floor, Charlotte House, Charlotte Street, Nassau, Bahamas on the 16th day of April, A.D., 1984, the sub-joined Special Resolution was duly passed, and at a subsequent Extraordinary General Meeting of the said Company held at the same place on the 30th day of April, A.D., 1984, the sub-joined Special Resolution was duly approved, ratified and confirmed.

               RESOLVED that the capital of the Company be increased to B$5,148 divided into 500 "A" shares of B$2.86 each, 400 "B" shares of B$2.86 each and 900 "C" Non-voting shares of B$2.86 each by the creation of an additional 900 "C" Non-Voting shares of B$2.86 each ranking in all respects pari passu with the existing shares of B$2.86 each.

     I, David G. Bowden, Secretary of Paradise Realty Limited, hereby certify that the foregoing is a true copy of a Special Resolution which was duly passed as a Special Resolution at a meeting of the above-named Company held at the Registered Office of the Company, Third Floor, Charlotte House, Charlotte Street, Nassau, Bahamas on the 16th day of April, A.D., 1984 at which meeting all of the members of the Company for the time being entitled, according to the regulations of the Company, to vote were present by proxy, and that the said Special Resolution was duly confirmed at a meeting of the above-named Company held at the same place on the 30th day of April, A.D., 1984 at which meeting all of the members of the Company for the time being entitled, according to the regulations of the Company, to vote were present by proxy.

                                           IN WITNESS WHEREOF I have
                                           hereunto set my hand and the

                            PARADISE REALTY LIMITED

     At an Extraordinary General Meeting of the above-named Company held at the Registered Office of the Company, Building No. 309, Bay Street, Nassau, Bahamas on the 9th day of July, 1965, the sub-joined Special Resolution was duly passed, and at a subsequent Extraordinary General Meeting of the said Company held at the same place on the 24th day of July, 1965, the sub-joined Special Resolution was duly approved, ratified and confirmed, namely:-

     "RESOLVED that the Articles of Association of the Company be amended by deleting Article 64 of the Articles of Association and substituting in lieu thereof the following new Article, namely:-

          64. The management of the business of the company shall be vested in the directors, who, in addition to the powers and authorities by those presents or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the company and are not hereby or by Act expressly directed or required to be exercised or done by the company in general meeting, but subject nevertheless to the provisions of any Act, and of these presents, and to any regulations from time to time made by the company in general meeting, provided that no regulation so made shall invalidate any prior act of the directors which would have been valid if such regulation had not been made. Notwithstanding the foregoing the company shall not, except with the prior authority of a resolution of the directors passed with the concurring vote of at least two of the 'A' directors, or their alternates, and at least two of the 'B' directors, or their alternates, enter into any agreement (a) to sell, lease, charge or in any other way dispose of or part with the possession of any asset of the company having a value exceeding Five thousand pounds (b) to purchase or acquire any asset for a price exceeding Five thousand pounds, or (c) for the employment by the company of any person, whether a director, officer or otherwise, at an annual salary in excess of Five thousand pounds".

          I, Douglas Eugene Duncombe, Secretary of Paradise Realty Limited, hereby certify that the foregoing is a true copy of a Special Resolution which was duly passed as a Special Resolution at a meeting of the above-named Company held at the Registered Office of the Company, Building No. 309, Bay Street, Nassau, Bahamas on the 9th day of July, 1965, at which meeting all of the members of the Company for the time being entitled, according to the regulations of the

Company, to vote were present in person and that the said Special Resolution was duly confirmed at a meeting of the above-named Company held at the same place on the 24th day of July, 1965 at which said meeting all of the members of the Company for the time being entitled, according to the regulations of the Company, to vote were present in person.

                                                    IN WITNESS WHEREOF I have
                                                    hereunto set my hand and
               (SEAL)                               the Common Seal of the
                                                    Company this 24th day of
                                                    July, 1965.



                                                       (sgd.) D.E. Duncombe


                                                            Secretary.
                                                     PARADISE REALTY LIMITED


                          BAHAMA ISLANDS,
                             Registrar General's Office.
                                I certify the foregoing to be a true copy of the
                           original deposited in this office.

                                   /s/ Geraldine Murdoch
                                   -----------------------------------------
                                   20/9/65  Ag. Asst.  Registrar General

                                 BAHAMA ISLANDS

                                     - - -

                               The Companies Act.

                           Company Limited by Shares.

                                     - - -

                           MEMORANDUM OF ASSOCIATION

                                       OF

                            PARADISE REALTY LIMITED

                                     - - -

     1. The name of the company is "Paradise Realty Limited".

     2. The registered office of the company will be situated in the Island of New Providence, one of the Bahama Islands.

     3. The objects for which the company is established are:

          (1) To purchase, take on lease or in exchange, or otherwise acquire and to hold any lands and buildings in the Bahama Islands or elsewhere, and any estate or interest in, and any rights connected with, any such lands and buildings.

          (2) To develop and turn to account any land acquired by or in which the company is interested, and in particular by laying out and preparing the same for building purposes, constructing, altering, fitting up, and improving buildings and by planting, paving, draining, landscaping, farming, and cultivating the same, and by advancing money to, and entering into contracts and arrangements of all kinds with builders, tenants, and others.

          (3) To purchase for investment or resale, and to traffic in land and other property of any tenure and any interest therein, and to make advances upon the security of land or other property, or any interest therein, and to deal in, traffic by way of sale, lease, exchange, or otherwise with land and any other property, whether real or personal; and to act as real estate brokers and agents.

          (4) To purchase or otherwise acquire, construct, execute, carry out, equip, improve, develop, maintain, administer, manage, supervise or control buildings, works and conveniences of all kinds, and without prejudice to the generality of the foregoing words, in particular townships, roads, bridges, reservoirs, waterways, harbours, embankments, irrigations, reclamations, improvements, sewage, drainage, sanitary, water, gas, electric light, telephonic, telegraph, wireless and power supply works, hotels, apartment houses, houses, clubs, restaurants, theatres, cinemas, office buildings, stadia, baths, swimming pools, places of worship, places of amusement, pleasure grounds, golf courses, race-tracks, parks, gardens, reading rooms, stores, shops, offices, warehouses, and all other buildings, works and coveniences which the company may think directly or indirectly conducive to these objects, and to contribute or otherwise assist or take part in the construction, maintenance, development, working, control, management and supervision thereof.

          (5) To carry on in all their respective branches, the businesses of builders and general construction contractors and sub-contractors, and without prejudice to the generality of the foregoing words, in particular to undertake, manage, supervise, administer, control, or give advice in connection with the erection, construction, decoration, repairing, amending, cleansing, finishing and furnishings of buildings, erections, constructions, and works of all kinds.

          (6) To carry on the businesses of amusement, entertainment and theatrical impresarios, entrepreneurs and contractors in all branches.

          (7) To cater for public and private amusements of every description and in particular, and without limiting the generality thereof, to present, produce, manage, arrange and conduct any plays, reviews, promenade and other concerts, musical and other pieces, cinema shows, ballets, shows, exhibitions, variety, late-night and other entertainments as the company may from time to time think fit.

          (8) To buy, lease, construct, build or otherwise acquire all plant and equipment necessary or convenient to carry the above objects or any of them into effect.

          (9) To carry on any kind of manufacture or trade, and to manufacture, buy, take on lease or in exchange or otherwise acquire, own, mortgage, pledge, sell, assign, and to transfer, or otherwise dispose of, invest, let, trade, and deal in and with goods, wares and merchandise of every class and description and without prejudice to the generality of the foregoing words, in particular building materials and requisites of all kinds, commercial, domestic and other apparatus, installations, fixtures, furniture and furnishings.

          (10) To establish, maintain and operate shipping, air transport, and road transport services and all ancillary services and, for these purposes to purchase, take in exchange, charter, hire, build, construct or otherwise acquire, and to own, work, manage, and trade with steam, sailing, motor and other ships, trawlers, drifters, tugs, and vessels, aircraft and motor and other vehicles with all necessary and convenient equipment, engines, tackle, gear, furniture, and stores, or any shares or interests in ships, vessels, aircraft, motor and other vehicles, including shares, stocks, or securities of companies possessed of or interested in any ships, aircraft or vehicles, and to maintain, repair, fit out, refit, improve, insure, alter, sell, exchange, or let out on hire or hire purchase or charter or otherwise deal with and dispose of any of the ships, vessels, aircraft, and vehicles, shares, stock and securities, or any of the engine tackle, gear, furniture, equipment, and stores of the company.

          (11) To purchase or otherwise acquire, and to hold, sell, exchange, lease, mortgage, pledge, charge, convert, turn to account, dispose of, and deal with property and rights of all kinds, and in particular mortgages, debentures, debenture stock, stock, shares, bonds, patents, concessions, annuities, policies, options, contracts, produce, commodities, bullion, specie, gems and other minerals, book debts, business concerns and undertakings, and claims, privileges, and choses in action of all kinds.

          (12) To purchase or otherwise acquire any interest in any patents, brevets d'invention, licences, concessions, and the like, conferring an exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention which may seem to the company capable of being profitably dealt with, and with a view thereto to enter into and carry into effect all such agreements as may seem expedient, and to use, exercise, develop, grant licenses in respect of, or otherwise to turn to account any such patents, brevets d'invention, licenses, concessions, and the like, and information aforesaid.

          (13) To act as advisers and consultants to any person, firm, company or corporation in any part of the world in any capacity in which a body corporate may properly act as adviser or consultant.

          (14) To carry on a general financial agency, investment and brokerage business, and to act as agents and brokers for the purchase, sale, improvement, and management of any property, estate, business or undertaking.

          (15) To act as agents and brokers for any individual, company, firm, or court of law, for the investment, loan, payment, transmission, and collection of money, and to take, receive, hold, transfer, and convey all property, real or personal, [ILLEGIBLE] be granted, conveyed, or committed to this company.

          (16) To carry on the business of general commission agents and manufacturers' representatives in all its branches.

          (17) To act as agents or attorneys for the transaction of any business, and the investment and collection of moneys, rents, interests, dividends, mortgages, bonds, bills, notes, and other securities.

          (18) To carry on a guarantee and agency business, and to give any guarantee for the payment of money or for the performance of any obligation or undertaking whether on behalf of the company or on behalf of any other person or corporation.

          (19) To advance, deposit, or lend money, securities, and property, to or with such persons and on such terms as may seem expedient, and to discount, buy, sell, and deal in bills, notes, warrants, coupons, and other negotiable or transferable securities or documents.

          (20) To promote, organise, manage, or develop, or to assist in the promotion, organisation, management, or development of any company, syndicate, enterprise, or undertaking.

          (21) To carry on any other business which may seem to the company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the company's property or rights.

          (22) To acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on any business which this company is authorized to carry on, or possessed of property suitable for the purposes of this company.

          (23) To take, or otherwise acquire, and hold shares in any other company having objects altogether or in part similar to those of this company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this company.

          (24) Generally to purchase, take on lease or in exchange, hire, or otherwise acquire, any real and personal property, and any rights or privileges which the company may think necessary or convenient for the purposes of its business, and to construct, maintain, and alter any buildings, or works, necessary or convenient for the purposes of the company.

          (25) To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this company, or for any other purpose which may seem directly or indirectly, calculated to benefit this company.

          (26) To sell or dispose of the undertaking of the company or any part thereof for such consideration as the company may think fit, and in particular for shares, debentures, bonds, mortgages, or other securities of any other company having objects altogether or in part similar to those of this company.

          (27) To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which this company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as to directly or indirectly benefit this company.

          (28) To amalgamate with any other company having objects altogether or in part similar to those of this company.

          (29) To enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the company's objects or any of them, and to obtain from any such government or authority, any rights, privileges, and concessions which the company [illegible] think it desirable to obtain, and to carry out, exercise, and comply with any such arrangements, rights, privileges, and concessions.

          (30) To obtain any provisional Order or Act of the Legislature and to do any other act or thing for enabling the company to carry any of its objects into effect, or for effecting any modification of the company's constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated, directly or indirectly to prejudice the company's interests.

          (31) To draw, make, accept, indorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

          (32) To invest and deal with the moneys of the company not immediately required upon such securities and in such manner as may from time to time be determined.

          (33) To lend money, either with or without security, generally to such persons and on such terms as the company may think fit, and in particular to customers and others having dealings with the company and to members, directors and officers of the company.

          (34) To borrow or raise or secure the payment of money in such manner as the company shall think fit, and in particular by the issue of debentures, or debenture stock, perpetual or otherwise, charged upon all or any of the company's property (both present and future), including its uncalled capital, and to redeem or pay off such securities.

          (35) To sell, improve, manage, develop, exchange, lease, mortgage, dispose of, turn to account, or otherwise deal with, all or any part of the property or rights of the company.

          (36) To remunerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the company's capital, or any debentures or other securities of the company, or in or about the formation or promotion of the company or the conduct of its business.

          (37) To adopt such means of making known the business of the company as may seem expedient.

          (38) To grant pensions, allowances, gratuities and bonuses to directors, ex-directors, officers, ex-officers, employees, and ex-employees of the company and the dependents and connections of such persons, and to establish and maintain or concur in establishing and maintaining trusts, funds, or schemes (whether contributory or non-contributory) with a view to providing pensions or other benefits for any such persons as aforesaid, their dependents or connections, and to support or subscribe to any charity, funds, or institutions the support of which may in the opinion of the directors be calculated directly or indirectly to benefit the company or its employees, and to institute and maintain any club or other establishment or profit sharing scheme calculated to advance the interests of the company, its officers or employees.

          (39) To pay for any rights or property acquired by the company, and to remunerate any person or persons or body or bodies corporate, either by cash payment, transfer of property, or by the allotment of shares, debentures or other securities of the company credited as paid up in full, in part or otherwise.

          (40) Generally to do all such other acts and things as the company may think incidental or conducive to the attainment of the above objects or any of them.

          (41) To procure the company to be registered or recognised in any part of the world outside of the Bahama Islands.

          (42) To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise, and by or through sub-contractors, trustees, agents or otherwise, and either alone or in conjunction with others.

          (43) To distribute any of the property of the company "in specie" among the members.

And it is hereby declared that the word "company" in this clause, except where used in reference to this company, shall be deemed to include any partnership or other body of persons whether corporate or unincorporate, and whether domiciled in the Bahama Islands or elsewhere, and that the objects specified in the different paragraphs of this clause shall, except where otherwise expressed in such paragraphs, be in nowise limited by reference to any other paragraph or the name of the company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

     4. The liability of the members is limited.

     5. The capital of the company is (pounds)900 divided into 500 "A" shares of (pounds)1 each and 400 "B" shares of (pounds)1 each and save as in the accompanying Articles of Association otherwise expressly provided the "A" shares and the "B" shares shall rank pari passu in all respects and be a single class, with power to divide the shares in the capital for the time being into several classes, and to attach thereto respectively any preferential, deferred, qualified, or special rights, privileges, conditions or restrictions and to modify or deal with in the manner mentioned in Clause 26 of the accompanying Articles of Association but not otherwise, any rights for the time being attached to any class or classes of shares in the company so that Clause 26 of the said Articles shall be deemed to be incorporated herein and have effect accordingly.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the company set opposite our respective names.